Coya Therapeutics Reports First Quarter Financial Results and Provides a Corporate Update

Houston, TX, May 13, 2025 -- Coya Therapeutics, Inc. (Nasdaq: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics intended to enhance regulatory T cell (Treg) function, provides a corporate update and announces its financial results for the quarter ended March 31, 2025.

Recent Corporate Highlights

•
Announced positive interim results of an investigator-initiated proof of concept open-label study with low-dose (LD) IL-2 and CTLA4-Ig combination treatment in patients with Frontotemporal Dementia (FTD)
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Published results of a study designed to evaluate the effects of COYA 303 (LD IL-2 and GLP-1RA), Coya’s investigational biologic combination to suppress pro-inflammatory myeloid cells, enhance Treg suppressive function, and modulate T cell proliferation, in an in vitro system of human immune cells obtained from healthy donors. The study was published in NeuroImmune Pharmacology and Therapeutics
•
Reported progress from an academic supported first-in-class Treg-derived Exosome program of its investigational regulatory T cell-derived exosome (Treg exosomes) platform intended for the treatment of systemic and neurodegenerative diseases driven by chronic inflammation
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Announced significant improvements of inflammatory blood markers from an investigator-initiated, 21-week, double-blind, placebo-controlled, exploratory Phase 2 study of LD IL-2 in patients with Alzheimer’s disease (AD)
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Announced expansion of pipeline- COYA 303 and COYA 301, in combination with GLP-1 Receptor Agonist for treatment of inflammatory diseases and filing of new intellectual property portfolio for the combination.

Upcoming Expected Catalysts for 2025

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Submission of additional nonclinical data to support the start of the COYA 302 Phase 2 trial in patients with ALS expected by the end of the Q2
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Upon IND acceptance and first patient dosing of COYA 302 in ALS, expect to be eligible to receive milestone payments of $8.4 million from strategic partner, Dr. Reddy’s Laboratories (DRL)
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Publication of data documenting role of inflammation in Parkinson’s Disease
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ALS Biomarker data. Publication of longitudinal data on Neurofilament Light Chain (NfL) and oxidative stress markers in patients with ALS.

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Report additional single cell proteomics data from the completed investigator-initiated, 21-week, double-blind, placebo-controlled, exploratory Phase 2 study of low-dose interleukin-2 (LD IL-2) in patients with Alzheimer’s disease (AD)
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Top-line clinical data release for an investigator-initiated trial combining LD IL-2 + CTLA4-Ig in patients with FTD
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Filing of IND for the COYA-302 Phase 2 trial in patients with FTD*

(*Clinical trial to be initiated upon FDA IND approval for ALS)

Coya’s Chief Executive Officer Arun Swaminathan, Ph.D. commented, “We believe the new data from the IIT trial in patients with FTD and the promising COYA 303 data showing the synergistic potential of low dose IL-2 and GLP-1 RAs has added to the growing evidence that our approach to address Treg dysfunction using combination approaches holds high promise and increases our confidence in the clinical outcomes for COYA-302 in the larger ALS and FTD studies that are planned.”

Coya’s Chief Medical Officer Dr. Fred Grossman commented, “Coya 302 is advancing, and we anticipate is on track for an FDA IND submission in ALS during 2Q 2025 followed by the initiation of a controlled Phase 2 clinical trial. We are also planning to submit an FDA IND for FTD by the end of the year, which we intend to be followed by the initiation of a controlled Phase 2 clinical trial. Coya 302 is a pipeline within a product, and we continue to evaluate additional indications in severe neurodegenerative diseases that have no or inadequate current treatments."

Financial Results

As of March 31, 2025, Coya had cash and cash equivalents of $35.5 million.

Research and development (R&D) expenses were $5.2 million for the three months ended March 31, 2025, compared to $3.1 million for the three months ended March 31, 2024. The change was primarily due to a $1.5 million increase in our preclinical expenses primarily due to the Company’s preclinical advancement of COYA 302 in ALS, a $0.4 million increase in internal research and development expenses, and a $0.1 million increase in sponsored research.

General and administrative expenses were $2.7 million for the three months ended March 31, 2025 and $2.4 million for the three months ended March 31, 2024, a change of approximately $0.3 million. The increase was primarily due to a $0.4 million increase in stock-based compensation, a $0.1 million increase in investor relation related expenses, partially offset by a $0.2 million decrease in board fees and taxes.

Net loss was $7.3 million for the three months ended March 31, 2025, compared to net loss of $5.1 million for the three months ended March 31, 2024.

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions, including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system.

Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s therapeutic platforms include Treg-enhancing biologics, Treg-derived exosomes, and autologous Treg cell therapy.

COYA 302 – the Company’s lead biologic investigational product or "Pipeline in a Product" – is a proprietary combination of COYA 301 (Coya’s proprietary LD IL-2) and CTLA4-Ig for subcutaneous administration with a unique dual mechanism of action that is now being developed for the treatment of Amyotrophic Lateral Sclerosis, Frontotemporal Dementia, Parkinson’s Disease, and Alzheimer’s Disease. Its multi-targeted approach enhances the number and anti-inflammatory function of Tregs and simultaneously lowers the expression of activated microglia and the secretion of pro-inflammatory mediators. This synergistic mechanism may lead to the re-establishment of immune balance and amelioration of inflammation in a sustained and durable manner that may not be achieved by either low-dose IL-2 or CTLA4-Ig alone.

For more information about Coya, please visit www.coyatherapeutics.com.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or will occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact
David Snyder
david@coyatherapeutics.com

CORE IR
Bret Shapiro
brets@coreir.com

561-479-8566

Media Contact
Kati Waldenburg

media@coyatherapeutics.com

212-655-0924

CONDENSED BALANCE SHEETS

	(unaudited)
	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$35,530,624	$38,339,762
Prepaids and other current assets	2,842,624	5,968,666
Total current assets	38,373,248	44,308,428
Fixed assets, net	31,748	38,588
Total assets	$38,404,996	$44,347,016

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,690,007	$1,588,128
Accrued expenses	1,809,583	1,388,060
Deferred collaboration revenue	841,414	848,286
Total current liabilities	4,341,004	3,824,474
Deferred collaboration revenue	694,435	945,447
Total liabilities	5,035,439	4,769,921

Stockholders' equity:
Series A convertible preferred stock, $0.0001 par value: 10,000,000 shares authorized, none issued or outstanding as of March 31, 2025 or December 31, 2024	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized; 16,724,998 and 16,707,441 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1,673	1,671
Additional paid-in capital	81,411,811	80,312,594
Accumulated deficit	(48,043,927)	(40,737,170)
Total stockholders' equity	33,369,557	39,577,095
Total liabilities and stockholders' equity	$38,404,996	$44,347,016

CONDENSED UNAUDITED INTERIM STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2025	2024
Collaboration revenue	$257,884	$126,838
Operating expenses:
Research and development	5,214,076	3,138,159
In-process research and development	-	25,000
General and administrative	2,713,890	2,439,841
Depreciation	6,840	6,840
Total operating expenses	7,934,806	5,609,840
Loss from operations	(7,676,922)	(5,483,002)
Other income:
Other income	370,165	431,089
Pre-tax loss	(7,306,757)	(5,051,913)
Income tax expense	-	-
Net loss	$(7,306,757)	$(5,051,913)

Per share information:
Net loss per share of common stock, basic and diluted	$(0.44)	$(0.35)
Weighted-average shares of common stock outstanding, basic and diluted	16,720,511	14,457,839

CONDENSED UNAUDITED INTERIM STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(7,306,757)	$(5,051,913)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	6,840	6,840
Stock-based compensation, including the issuance of restricted stock	1,080,082	435,663
Acquired in-process research and development assets	-	25,000
Changes in operating assets and liabilities:
Collaboration receivable	-	7,500,000
Prepaids and other current assets	3,126,042	(275,398)
Accounts payable	101,879	477,265
Accrued expenses	421,523	(844,745)
Deferred collaboration revenue	(257,884)	(126,838)
Net cash (used in) provided by operating activities	(2,828,275)	2,145,874
Cash flows from investing activities:
Purchase of in-process research and development assets	-	(25,000)
Net cash used in investing activities	-	(25,000)
Cash flows from financing activities:
Proceeds from subscription receivable	-	11,250
Payment of financing costs related to the 2023 Private Placement	-	(131,918)
Proceeds from the exercise of stock options	19,137	1,975
Proceeds from the exercise of warrants	-	1,360,457
Net cash provided by financing activities	19,137	1,241,764
Net (decrease) increase in cash and cash equivalents	(2,809,138)	3,362,638
Cash and cash equivalents as of beginning of the period	38,339,762	32,626,768
Cash and cash equivalents as of end of the period	$35,530,624	$35,989,406

Supplemental disclosures of non-cash financing activities:
Subscription receivable related to warrant exercise	$-	$149,250